UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2020

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On January 15, 2020, at the Special Meeting the Company’s stockholders voted on the following three (3) proposals and cast their votes as described below.  These matters are described in more detail in the Definitive Proxy Statement.

Proposal 1 — Amendment to Certificate of Incorporation; Reverse Stock Split

On January 15, 2020, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect the Reverse Stock Split. The Board of Directors has the discretion as to whether or not the Reverse Stock Split will be effected and the exact ratio within the range approved by the Company’s stockholders. The results of the voting on Proposal 1 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,175,155	888,575	96,169	0

Proposal 2 — Amendment to Certificate of Incorporation; Authorized Common Stock Increase

On January 15, 2020, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to effect the Authorized Common Stock Increase. The Board of Directors has the discretion as to whether or not the Authorized Common Stock Increase will be effected. The results of the voting on Proposal 2 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,112,302	951,109	96,489	0

Proposal 3 — Adjournment of the Special Meeting

On January 15, 2020, the Company’s stockholders voted to approve the authorization to adjourn the Special Meeting in the event that there were not sufficient votes in favor of the Reverse Stock Split or the Increase in Authorized Shares of Common Stock. The results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,963,925	759,771	436,205	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: January 16, 2020	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and CEO

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